UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2008

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
Idaho Power Company
Form 8-K

ITEM 8.01      OTHER EVENTS

General Rate Case Filing

On June 27, 2008, Idaho Power Company (Company) filed a general rate case with the Idaho Public Utilities Commission (IPUC) based on a forecast 2008 test year to increase the Company's base rate for electricity an average of 9.9 percent for its Idaho customers.  If approved, Company revenues would increase approximately $67 million annually.  The Company requested that the rate increase be effective February 1, 2009.  The Company is unable to predict what relief the IPUC will grant.

A copy of the press release related to this filing is furnished as Exhibit 99.1 hereto.

Power Cost Adjustment

On May 30, 2008, the Idaho Public Utilities Commission (IPUC) approved the IPUC staff's recommendation for monthly allocation of the base net power supply costs included in the 2007 general rate case.  The adopted allocation was effective March 1, 2008, and results in an even monthly distribution of base net power supply costs used in the calculation of the Idaho Power Cost Adjustment (PCA) deferral.  The Company had requested a moderate seasonal distribution for base net power supply costs.  This matter was previously reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2008.

While the distribution methodology utilized does not affect the total amount of base net power supply costs used to calculate the PCA deferral, it does affect the quarters in which they are allocated.

As a result of the 2007 general rate case, $127.5 million of net power supply costs have been included in base rates beginning March 1, 2008.  After adjusting for the Idaho jurisdictional split and recognizing the 90/10 sharing between customers and shareowners, base net power supply costs used in the PCA deferral calculation are approximately $117.5 million.  The following table compares the quarterly estimated pre-tax impact of the two methodologies:

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	Base Net Power Supply Costs
	March 1, 2008 through February 28, 2009
	($ amounts in millions)
	2008	2008	2008	2008	2009
	First	Second	Third	Fourth	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Total
PCA Base (seasonal distribution)	$3.3	$26.6	$46.4	$29.6	$11.6	$117.5
PCA Base (even distribution)	9.7	29.4	29.4	29.4	19.6	117.5
PCA Expense increase/(decrease)	$6.4(1)	$2.8	$(17.0)	$(0.2)	$8.0	$0.0

(1) Due to the IPUC's approval of the even monthly distribution of base net power supply costs on May
30, 2008 with an effective date of March 1, 2008, the Company will recognize an additional $6.4 million of PCA expense related to the March 2008 time period in the second quarter 2008.

In 2008, the Company will participate in PCA Workshops that will address the future distribution of base net power supply costs along with other PCA matters.  The Company expects the distribution issue to be resolved as a result of the workshop proceedings.  Until such time as a final PCA base distribution methodology is implemented, the quarterly results will be subject to variability and may experience significant shifts from one quarter to another as compared to historical results; however, the total impact from any distribution methodology should be zero within a twelve month period that base net power supply expenses are collected.

Pacific Northwest Refund

As previously reported in our annual report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008, the United States Court of Appeals for the Ninth Circuit (Ninth Circuit), on review of FERC orders dealing with certain long-term power contracts, considered the 50-year-old Mobile-Sierra contract-finality doctrine.  The premise of the Mobile-Sierra doctrine is that the Federal Power Act and the Natural Gas Act presume the justness and reasonableness of rates negotiated by private parties at arm's length and do not sanction the Federal Energy Regulatory Commission's (FERC) modification of such rates unless the terms of the contract threaten the "public interest" or the contract expressly allows for it.

On June 26, 2008, in Morgan Stanley Capital Group Inc. v. Public Utility District No. 1 of Snohomish County (No. 06-1457) (Snohomish), the U.S. Supreme Court (Court) revisited and clarified the Mobile-Sierra doctrine in the context of fixed-rate, forward power contracts.  At issue was whether, and under what circumstances, the FERC could modify the rates in such contracts on the grounds that there was a dysfunctional market at the time the contracts were executed.  In its decision, the Court disagreed with many of the conclusions reached by the Ninth Circuit and upheld the application of the Mobile-Sierra doctrine even in cases in which it is alleged that the markets were dysfunctional.  The Court nonetheless returned the case to the FERC to (i) consider whether the challenged rates in the case constituted an excessive burden on consumers either at the time the contracts were formed or during the term of the contracts relative to the rates that could have been obtained after elimination of the dysfunctional market and (ii) clarify whether it found the evidence inadequate to support a claim that one of the parties to a contract under consideration engaged in unlawful market manipulation that altered the playing field for the particular contract negotiations - that is, clarify whether there was a causal connection between allegedly unlawful activity and the contract rate.

Neither the Company nor IDACORP Energy (IE), a subsidiary of IDACORP, Inc., had contracts that were challenged in Snohomish, but the decision is expected to have general implications for contracts in the wholesale electric markets regulated by the FERC, and particular implications for forward power contracts in such markets.  The Snohomish decision upholds the application of the Mobile-Sierra doctrine to fixed-rate, forward power contracts even in allegedly dysfunctional markets.  The Company and IE have asserted the Mobile-Sierra doctrine as a defense to the claims asserted in the Pacific Northwest proceeding involving spot market contracts in an allegedly dysfunctional market.  IDACORP, Inc. and the Company are unable to predict how the FERC will rule on Snohomish on remand or how this decision will affect the outcome of the Pacific Northwest proceeding.

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Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws.  Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include:  changes in and compliance with governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission, and the Oregon Public Utility Commission with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, provision of transmission services, relicensing of hydroelectric projects, recovery of power supply costs, recovery of capital investments, present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings; changes arising from the Energy Policy Act of 2005; changes in tax laws or related regulations or new interpretations of applicable law by the Internal Revenue Service or other taxing jurisdiction; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability; changes in and compliance with laws, regulations and policies including changes in law and compliance with environmental, natural resources, endangered species and safety laws, regulations and policies and the adoption of laws and regulations addressing greenhouse gas emissions or global climate change; global climate change and regional weather variations affecting customer demand and hydroelectric generation; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generation, transmission and distribution facilities, including an inability to obtain required governmental permits and approvals, rights-of-way and siting, and risks related to contracting, construction and start-up; operation of power generating facilities including performance below expected levels, breakdown or failure of equipment, availability of transmission and fuel supply; changes in operating expenses and capital expenditures, including costs and availability of materials, fuel and commodities; blackouts or other disruptions of Idaho Power Company's transmission system or the western interconnected transmission system; impacts from the formation of a regional transmission organization or the development of another transmission group; population growth rates and other demographic patterns; market prices and demand for energy, including structural market changes; fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by factors such as credit ratings and general economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; changes in interest rates or rates of inflation; performance of the stock market and changes in interest rates, which affect the amount of required contributions to pension plans, and the reported costs of providing pension and other postretirement benefits; increases in health care costs and the resulting effect on medical benefits paid for employees; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; homeland security, acts of war or terrorism; natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statements should be considered in light of such factors and others noted in the companies' Annual Report on Form 10-K for the year ended December 31, 2007, the Quarterly Report on Form 10-Q for the quarter  ended March 31, 2008 and other reports on file with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Number	Description

99.1	IDACORP Press Release, dated June 27, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  July 1, 2008

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services and
Chief Financial Officer

Idaho Power Company

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services and
Chief Financial Officer

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INDEX TO EXHIBITS

Number	Description

99.1	IDACORP Press Release, dated June 27, 2008

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